Exhibit 99.1

Delphi Achieves Major Milestone

towards Completing Powertrain Systems Spin-Off

$800 Million Senior Notes Offering Priced

Senior Secured Credit Agreement Fully Executed,

Including $750 Million Term Loan and $500 Million Revolving Credit Facility

GILLINGHAM, England, SEPT. 15, 2017 – Delphi Automotive PLC (NYSE: DLPH), a leading global technology company serving the automotive sector, today announced the pricing of a private offering of notes by its Powertrain Systems spin-off subsidiary, Delphi Jersey Holdings plc (“DPS”), marking a major milestone in the execution of its planned spin-off of its Powertrain Systems business. DPS issued $800 million of senior notes bearing an interest rate of 5.00% and maturing in 2025 (the “Notes”). The offering was upsized from the previously announced $750 million aggregate principal amount as a result of strong investor interest and is expected to close on September 28, 2017, subject to customary closing conditions. Pending completion of the separation, proceeds of the offering will be deposited into escrow for the benefit of the holders of the Notes.

Additionally, on September 7, 2017, DPS and Delphi Powertrain Corporation (“Delphi Powertrain”), a wholly-owned U.S. subsidiary of DPS, entered into a credit agreement by and among DPS, Delphi Powertrain and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). The Credit Agreement consists of a senior secured five-year $750 million term loan facility and a senior secured five-year $500 million revolving credit facility (collectively, the “Credit Facilities”). The Credit Facilities are expected to become available to DPS after the satisfaction of certain conditions customary for financings of this type, including the completion of the separation of DPS from Delphi by means of a spin-off and the establishment of DPS as a separate publicly traded company.

“These financings mark another important milestone in our process toward completing the spin-off of our Powertrain Systems business,” said Kevin Clark, president and chief executive officer. “The strong demand for participation in the Credit Facilities and the Notes offering demonstrates the strength of the business and confidence in its ability to successfully compete as a standalone company.”

Upon completion of the spin-off, DPS intends to use the proceeds from the Notes, together with borrowings under the $750 million term loan, to fund operating cash, pay taxes, fees and expenses related to the spin-off, and distribute a dividend to Delphi.

The Notes have been offered for sale to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About DPS

DPS is the recently formed holding company for Delphi’s Powertrain Systems segment. DPS is a leader in the development, design and manufacture of integrated powertrain technologies that optimize engine performance, increase vehicle efficiency, reduce emissions, improve driving performance, and support increasing electrification of vehicles. DPS is a global supplier to original equipment manufacturers seeking to manufacture vehicles that meet and exceed increasingly stringent global regulatory requirements and satisfy consumer demands for an enhanced user experience. Additionally, DPS offers a full spectrum of aftermarket products serving a global customer base.

About Delphi

Delphi Automotive PLC is a high-technology company that integrates safer, greener and more connected solutions for the automotive and transportation sectors. Headquartered in Gillingham, U.K., Delphi operates technical centers, manufacturing sites and customer support services in 46 countries.

Forward-Looking Statements

This press release, as well as other statements made by Delphi and DPS, contain forward-looking statements that reflect, when made, Delphi’s current views with respect to current events and DPS’s proposed notes offering and capital structure. The offering is subject to customary closing conditions and there can be no assurance as to whether the offering will be completed or when or whether the spinoff will be completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi and DPS’s operations and business environment as well as market conditions, which may cause the actual results of Delphi and DPS to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Delphi’s filings with the Securities and Exchange Commission and in DPS’s Form 10 Registration Statement, as amended. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Delphi and DPS. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

# # #

Investor Contact:

Elena Rosman

+1.248.813.5091

elena.rosman@delphi.com

Media Contact:

Zach Peterson

+1.248.561.3640

zachary.peterson@delphi.com

2